Exhibit 99.1

NEWS RELEASE

Contacts:

Cindy Resman	Ryan Weispfenning
Public Relations	Investor Relations
+1-763-505-0291	+1-763-505-4626

MEDTRONIC, INC. COMMENCES REGISTERED EXCHANGE OFFER FOR CERTAIN OF ITS SENIOR NOTES

DUBLIN – August 4, 2015 – Medtronic plc (the “Company”) (NYSE: MDT) today announced the commencement of exchange offers (the “exchange offers”) with respect to:

(i) up to $500,000,000 aggregate principal amount of outstanding Floating Rate Senior Notes due March 15, 2020 issued by Medtronic, Inc. (“Medtronic, Inc.”), together with the subsequent full and unconditional guarantees of such notes by the Company and Medtronic Global Holdings S.C.A. (“Medtronic Luxco” and, together with the Company, the “guarantors,” and such notes together with such guarantees, the “original floating rate notes”), for a like principal amount of Floating Rate Senior Notes due March 15, 2020, issued by Medtronic, Inc. and guaranteed by the guarantors, which have been registered under the Securities (the “exchange floating rate notes”);

(ii) up to $1,000,000,000 aggregate principal amount of outstanding 1.500% Senior Notes due March 15, 2018 issued by Medtronic, Inc. together with the subsequent full and unconditional guarantees of such notes by the guarantors (such notes together with such guarantees, the “original 2018 notes”) for a like principal amount of 1.500% Senior Notes due March 15, 2018, issued by Medtronic, Inc. and guaranteed by the guarantors, which have been registered under the Securities Act (the “exchange 2018 notes”);

(iii) up to $2,500,000,000 aggregate principal amount of outstanding 2.500% Senior Notes due March 15, 2020 issued by Medtronic, Inc. together with the subsequent full and unconditional guarantees of such notes by the guarantors (such notes together with such guarantees, the “original 2020 notes”) for a like principal amount of 2.500% Senior Notes due March 15, 2020, issued by Medtronic, Inc. and guaranteed by the guarantors, which have been registered under the Securities Act (the “exchange 2020 notes”);

(iv) up to $2,500,000,000 aggregate principal amount of outstanding 3.150% Senior Notes due March 15, 2022 issued by Medtronic, Inc. together with the subsequent full and unconditional guarantees of such notes by the guarantors (such notes together with such guarantees, the “original 2022 notes”) for a like principal amount of 3.150% Senior Notes due March 15, 2022, issued by Medtronic, Inc. and guaranteed by the guarantors, which have been registered under the Securities Act (the “exchange 2022 notes”);

(v) up to $4,000,000,000 aggregate principal amount of outstanding 3.500% Senior Notes due March 15, 2025 issued by Medtronic, Inc. together with the subsequent full and unconditional guarantees of such notes by the guarantors (such notes together with such guarantees, the “original 2025 notes”) for a like principal amount of 3.500% Senior Notes due March 15, 2025, issued by Medtronic, Inc. and guaranteed by the guarantors, which have been registered under the Securities Act (the “exchange 2025 notes”);

(vi) up to $2,500,000,000 aggregate principal amount of outstanding 4.375% Senior Notes due March 15, 2035 issued by Medtronic, Inc. together with the subsequent full and unconditional guarantees of such notes by the guarantors (such notes together with such guarantees, the “original 2035 notes”) for a like principal amount of 4.375% Senior Notes due March 15, 2035, issued by Medtronic, Inc. and guaranteed by the guarantors, which have been registered under the Securities (the “exchange 2035 notes”); and

(vii) up to $4,000,000,000 aggregate principal amount of outstanding 4.625% Senior Notes due March 15, 2045 issued by Medtronic, Inc. together with the subsequent full and unconditional guarantees of such notes by the guarantors (such notes together with such guarantees, the “original 2045 notes” and, together with the original floating rate notes, original 2018 notes, original 2020 notes, original 2022 notes, original 2025 notes, and original 2035 notes, the “original notes”) for a like principal amount of 4.625% Senior Notes due March 15, 2045, issued by Medtronic, Inc. and guaranteed by the guarantors, which have been registered under the Securities Act (the “exchange 2045 notes” and, together with the exchange floating rate notes, exchange 2018 notes, exchange 2020 notes, exchange 2022 notes, exchange 2025 notes, and exchange 2035 notes, the “exchange notes”).

The exchange offers will commence on August 4, 2015 and expire at 11:59 p.m., New York City time, on August 31, 2015.

The form and terms of each series of exchange notes are substantially identical in all material respects to the form and terms of the corresponding series of original notes, except for the issue date and that the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes. The exchange offers are being initiated to fulfill Medtronic, Inc.’s and the guarantors’ obligations under the registration rights agreement entered into with the initial purchasers of the original notes.

Medtronic, Inc. will accept for exchange any and all original notes validly tendered and not validly withdrawn prior to 11:59 p.m., New York City time, on August 31, 2015, unless the exchange offers are extended or terminated.

The terms of the exchange offers and other information relating to Medtronic, Inc. and the guarantors are set forth in a prospectus dated August 4, 2015. A written prospectus providing the terms of the exchange offers may be obtained from Wells Fargo Bank, National Association, which is serving as the exchange agent for the exchange offers. Wells Fargo Bank, National Association can be contacted at:

Wells Fargo Bank, National Association

Corporate Trust Operations

MAC N9303-121

6th St. & Marquette Avenue

Minneapolis, MN 55479

Attn: Administrator for Medtronic

Telephone: (800) 344-5128

Facsimile: (877) 407-4679

This announcement does not constitute an offer to purchase any securities or the solicitation of an offer to sell any securities. The exchange offer is being made only pursuant to the prospectus dated August 4, 2015 and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

About Medtronic

Medtronic plc, headquartered in Dublin, Ireland, is the global leader in medical technology – alleviating pain, restoring health, and extending life for millions of people around the world.

This press release contains forward-looking statements, which are statements other than statements of historical fact, relating to Medtronic plc, Medtronic, Inc. and Medtronic Global Holdings S.C.A. Such forward looking statements are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risks and uncertainties described in Medtronic plc’s periodic reports on file with the U.S. Securities and Exchange Commission and described in and incorporated by reference into the Registration Statement on Form S-4 of Medtronic plc, Medtronic, Inc. and Medtronic Global Holdings S.C.A., as filed with the U.S. Securities and Exchange Commission, relating to the exchange offers. Actual results may differ materially from anticipated results. None of Medtronic plc, Medtronic, Inc. or Medtronic Global Holdings S.C.A. undertakes to update its forward-looking statements or any of the information contained in this press release, even in the event that the information becomes materially inaccurate.

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